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                                                                    EXHIBIT 3.15

                                                                          PAGE 1


                               State of Delaware

                       Office of the Secretary of State

                          __________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "EVEREST MANAGEMENT, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF NOVEMBER, A.D. 1996 AT 9 O'CLOCK A.M.


                    [SEAL]                   /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2688115 8110                                 AUTHENTICATION: 9046124

981157554                                              DATE: 04-24-98

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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/25/1996
                                                          960345781 - 2688115


                         CERTIFICATE OF INCORPORATION

                                      OF

                           EVEREST MANAGEMENT, INC.



     FIRST:    The name of the corporation is Everest Management, Inc. (the
"Corporation").

     SECOND:   The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805 in the county of New Castle. The name of the Corporation's registered agent is Corporation Service Company.

     THIRD:    The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

     FOURTH:   The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.

     FIFTH:    The name and mailing address of the Corporation's incorporator is:

          Name                               Mailing Address
          ----                               ---------------

          Suzanne M. Hoffman                 c/o Katten Muchin & Zavis
                                             525 West Monroe Street
                                             Suite 1600
                                             Chicago, Illinois  60661-3693

     SIXTH:    The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation (the "By-Laws").

     SEVENTH: Elections of directors need not be by written ballot unless otherwise provided in the By-Laws.

     EIGHTH:   Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the

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provisions of Section 279 of Title 8 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

     NINTH:    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the GCL.

     TENTH:    The Corporation shall indemnify each director, officer, trustee, employee or agent of the Corporation and each person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the manner and to the fullest extent provided in Section 145 of the GCL as the same now exists or may hereafter be amended.

     The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is such incorporator's act and deed and that the facts stated therein are true.


                                        /s/ Suzanne M. Hoffman
                                        --------------------------------
Dated: November 25, 1996                Suzanne M. Hoffman, Incorporator
                                        c/o Katten Muchin & Zavis
                                        525 West Monroe Street
                                        Suite 1600
                                        Chicago, Illinois 60661-3683

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